UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2019

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 18, 2019, Superior Energy Services, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New NAM, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of the Company (“NAM”), Forbes Energy Services Ltd., a Delaware corporation (“Forbes”), Spieth Newco, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of Forbes (“Holdco”), Spieth Merger Sub, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of Holdco (“NAM Merger Sub”), and Fowler Merger Sub, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of Holdco (“Fowler Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, NAM Merger Sub will merge with and into NAM (the “NAM Merger”) and Forbes Merger Sub will merge with and into Forbes (the “Forbes Merger,” and together with the NAM Merger, the “Mergers”), with each of NAM and Forbes continuing as surviving entities and wholly owned subsidiaries of Holdco. On December 17, 2019, the board of directors of the Company and the board of directors of Forbes each unanimously approved the Merger Agreement.

Prior to the effective time of the Mergers (the “Effective Time”), the Company and certain of its subsidiaries will enter into a separation agreement (the “Separation Agreement”) setting forth the terms of the consolidation of the Company’s U.S. service rig, coiled tubing, wireline, pressure control, flowback, fluid management and accommodation services lines (the “Superior U.S. Business”) under the ownership of NAM as contemplated by the Merger Agreement. Upon the terms and subject to conditions set forth in the Separation Agreement, the Company and its subsidiaries party thereto will enter into a series of transactions to effectuate an internal reorganization (the “Reorganization”) such that, after giving effect to the Reorganization, the Superior U.S. Business will be separated from the Company and consolidated under NAM.

At the Effective Time, the Company, through its subsidiaries, will, by virtue of the NAM Merger, receive (i) 49.9% of the issued and outstanding voting Class A common stock, par value $0.01 per share, of Holdco (“Holdco Class A Common Stock”), (ii) 100% of the issued and outstanding non-voting Class B common stock, par value $0.01 per share, of Holdco (“Holdco Class B Common Stock” and, together with the Holdco Class A Common Stock, “Holdco Common Stock”) and (iii) Holdco Secured Notes (as defined below) issued pursuant to the Exchange Financing (as defined below) (such shares of Holdco Class A Common Stock, shares of Holdco Class B Common Stock and Holdco Secured Notes collectively, the “NAM Merger Consideration”). The Holdco Common Stock issued to the Company as NAM Merger Consideration will represent an approximate 65% economic interest in Holdco. At the Effective Time, the holders of shares of common stock, par value $0.01 per share, of Forbes (“Forbes Common Stock”) that are (i) issued and outstanding immediately prior to the Effective Time or that constitute Exchange Shares (as defined below) or (ii) issuable upon conversion of the Forbes Convertible PIK Notes (as defined below) in accordance with the Merger Agreement, will, by virtue of the Forbes Merger, have the right to receive 50.1% of the Holdco Class A Common Stock (the “Forbes Merger Consideration”). The Holdco Common Stock issued to holders of Forbes Common Stock as Forbes Merger Consideration will collectively represent an approximate 35% economic interest in Holdco. Forbes’s economic interest in Holdco will be subject to adjustment within certain parameters based on its net debt position immediately prior to the closing of the Mergers.

Each award of restricted stock units and performance stock units of Forbes will be treated as follows:

•	each outstanding award of a Forbes restricted stock unit granted under Forbes’s equity compensation plans (the “Forbes Stock Plans”) that is subject to time-based vesting requirements will immediately vest and thereupon be cancelled and converted into a share of Forbes Common Stock. The holder of each such share of Forbes Common Stock will have the right to receive the Forbes Merger Consideration; and

•	each outstanding award of a Forbes restricted stock unit granted under the Forbes Stock Plans that is subject to performance-based vesting requirements will immediately vest and be cancelled and converted into a share of Forbes Common Stock. The holder of each such share of Forbes Common Stock shall have the right to receive the Forbes Merger Consideration.

Prior to the Effective Time, Forbes will cause the aggregate principal amount of its 5.00% Subordinated Convertible PIK Notes due June 30, 2020 (the “Forbes Convertible PIK Notes”) outstanding at such time that is not held by Ascribe Capital LLC or its affiliates (collectively, “Ascribe”) or Solace Capital Partners, L.P. or its affiliates (collectively, “Solace”) to convert into shares of Forbes Common Stock in accordance with the indenture governing the Forbes Convertible PIK Notes.

Pursuant to the terms of the Exchange and Contribution Agreement, dated effective as of the date of the Merger Agreement, by and among Forbes, Holdco, Ascribe and Solace (the “Forbes Exchange and Contribution Agreement”), immediately prior to the record date for the special meeting of stockholders of Forbes to be held to approve the Merger Agreement, Ascribe and Solace will exchange an equal amount of Forbes Convertible PIK Notes (including all accrued interest thereon) then held by Ascribe and Solace for such number of shares of Forbes Common Stock (the “Exchange Shares”), that will result in Ascribe and Solace collectively holding an aggregate amount of Forbes Common Stock representing 51% of the voting power of the outstanding shares of Forbes Common Stock.

Immediately prior to the Effective Time, the portion of the aggregate principal amount outstanding under Forbes’ existing term loan that is held by Ascribe and Solace as of the date of the Merger Agreement, together with accrued interest thereon, will be exchanged for approximately $30 million in new mandatory convertible preferred shares of Holdco (the “Holdco Convertible Preferred Shares”) pursuant to the terms of the Forbes Exchange and Contribution Agreement. The Holdco Convertible Preferred Shares will be entitled to cash dividends at a rate of 5% per annum, payable bi-annually, and on the third anniversary of the closing of the Mergers will be subject to mandatory conversion into a number of shares of Holdco Class A Common Stock that would result in the Company’s economic interest in Holdco at the closing of the Mergers being 52% on a fully diluted basis. It is anticipated that Holdco will retire the remaining balance of the Forbes term loan with proceeds from the ABL Facility (as defined below).

Forbes has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. However, if Forbes receives an unsolicited, written and bona fide acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement and that Forbes’s board of directors concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such unsolicited, written and bona fide acquisition proposal constitutes, or could reasonably be expected to result in, a superior offer, Forbes may furnish non-public information regarding Forbes or any of its subsidiaries to any person and engage in discussions and negotiations with any person in response to an unsolicited, written and bona fide acquisition proposal; provided that Forbes provides notice and furnishes any non-public information provided to the maker of the acquisition proposal to the Company substantially concurrently with providing such non-public information to the maker of the acquisition proposal.

The completion of the Mergers is subject to the satisfaction or waiver of customary closing conditions, including: (i) adoption of the Merger Agreement by holders of at least a majority of the shares of Forbes Common Stock outstanding as of the record date for the meeting of Forbes shareholders; (ii) absence of any court order or regulatory injunction prohibiting completion of the Mergers, (iii) expiration or termination of review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) effectiveness of Holdco’s registration statement on Form S-4 to register the Holdco Common Stock to be issued in the Mergers, (v) relief (whether by waiver, amendment, consent, termination or otherwise) from the provisions of the Company’s credit agreement that would otherwise prohibit the Mergers and the other transactions contemplated by the Merger Agreement, (vi) consummation of the Exchange Financing (as defined below) on the terms set forth in the Merger Agreement, (vii) commitment from lenders to fund a new asset-based credit facility of Holdco on the terms described in the Merger Agreement (the “ABL Facility”), (viii) receipt by the boards of directors of the Company, Holdco and Forbes of opinions from an appraisal firm of national standing to the effect that, immediately following the Effective Time, and after giving effect to the transactions contemplated by the Merger Agreement and by the other transaction documents contemplated by the Merger Agreement, each of the Company and Holdco will be solvent, (ix) subject to specified materiality standards, the accuracy of the representations and warranties of the other party and (x) compliance by the other party in all material respects with its covenants.

The Company and Forbes have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of the Company’s business, the Superior U.S. Business and Forbes’s business between the date of the signing of the Merger Agreement and the closing date of the Mergers and (ii) the efforts of the parties to cause the Mergers to be completed, including using their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities, and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations.

The Merger Agreement contains certain termination rights for the Company and Forbes. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, (i) the Company may be required to pay Forbes a termination fee equal to either $3.0 million or $5.0 million or (ii) Forbes may be required to pay to the Company a termination fee equal to $1.0 million.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated into this Current Report on Form 8-K by reference in its entirety. It is not intended to provide any other factual information about the Company, Forbes, Holdco or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Forbes or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s, Forbes’s or Holdco’s public disclosures.

Voting and Support Agreements

Contemporaneously with the execution of the Merger Agreement, the Company, Holdco and Forbes entered into a voting and support agreement (collectively, the “Voting and Support Agreements”) with each of Ascribe, Solace, John E. Crisp (the Chief Executive Officer of Forbes), and L. Melvin Cooper (the Chief Financial Officer of Forbes) (each, a “Designated Stockholder” and, collectively, the “Designated Stockholders”). Subject to the terms and conditions of the Voting and Support Agreements, each Designated Stockholder has agreed to, among other things, vote all of the shares in Forbes owned by such Designated Stockholder as of the record date for the Forbes stockholder meeting (i) in favor of the adoption of the Merger Agreement, (ii) against any acquisition proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement, (iii) against any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement and (iv) against any other action that would reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement. In addition, Ascribe and Solace have agreed not to transfer any of their shares in Forbes or deposit any such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares (except as otherwise provided in the Voting and Support Agreements) until the termination date of the Voting and Support Agreements.

The foregoing summary of the Voting and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated into this Current Report on Form 8-K by reference in their entirety.

Exchange Offer and Consent Solicitation

As a condition of the Mergers, SESI, L.L.C. (“SESI”), a wholly owned subsidiary of the Company, intends to consummate (1) an offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $500 million of newly issued longer-dated notes (the “New Notes”) and (2) a concurrent consent solicitation (the “Consent Solicitation”) to amend the lien covenant in the indenture governing the Original Notes (the “Original Notes Indenture”) to permit the issuance of the Superior Secured Notes (as defined and described below) (the “Proposed Amendment”). SESI intends to launch the Exchange Offer and Consent Solicitation during the pendency of the Mergers. The indenture governing the New Notes will contain restrictive covenants similar to the Original Notes after giving effect to the Proposed Amendment. Eligible holders of Original Notes who validly tender and do not validly withdraw Original Notes prior to the early participation date in 2020 to be specified (the “Early Participation Date”) are expected to be entitled to receive an aggregate principal amount of New Notes equal to the Original Notes validly tendered and accepted.

Substantially concurrently with the consummation of the Mergers, the New Notes will automatically exchange into (1) up to $250 million of Senior Second Lien Secured Notes to be issued by Holdco (the “Holdco Secured Notes” and such exchange, the “Exchange Financing”) and (2) only to the extent that consents are received in the consent solicitation from holders holding at least a majority of the then-outstanding aggregate principal amount of Original Notes (the “Requisite Consents”), up to $250 million of Senior Second Lien Secured Notes to be issued by SESI (the “Superior Secured Notes”). The indenture governing the Holdco Secured Notes will contain restrictive covenants customary for issuances of high-yield secured notes of this type, and the indenture governing the Superior Secured Notes will contain restrictive covenants similar to those contained in the indenture governing SESI’s Senior Notes due 2024.

Subsequent to the consummation of the Mergers, and assuming the Exchange Offer is fully subscribed, SESI expects to keep the remaining $300 million aggregate principal amount of its Original Notes outstanding. However, if the Mergers are not consummated by May 31, 2020 or are earlier terminated or abandoned, the New Notes issued in the Exchange Offer will be automatically exchanged for an equal principal amount of Original Notes to be issued as “Additional Notes” under the Original Notes Indenture.

The Exchange Offer will only be made to, and a confidential offering memorandum and other documents relating to the Exchange Offer will only be distributed to, holders who complete and return an eligibility letter confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such persons, “Eligible Holders”).

SESI will make the Exchange Offer only to Eligible Holders through, and pursuant to, the terms of a confidential offering memorandum. SESI and its affiliates will not make any recommendation as to whether Eligible Holders should exchange or refrain from exchanging their Original Notes.

Item 7.01.	Regulation FD Disclosure

On December 18, 2019, the Company issued a press release announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has posted to its corporate website an investor presentation related to the transactions contemplated by the Merger Agreement, which is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release and investor presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this Current Report on Form 8-K (and oral statements made regarding the subjects of this Current Report on Form 8-K) other than historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, Forbes and Holdco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the expected benefits of the proposed transaction; the anticipated completion of the proposed transaction and the timing thereof; the expected future results of operations and growth of the Company and Holdco; and plans and objectives of management for future operations of the Company and Holdco.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its and Holdco’s business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained or other closing conditions are not satisfied; local, regional and national economic conditions and the impact they may have on the Company, Forbes, Holdco and their customers; conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; the debt obligations of the Company and Holdco following the transaction and the potential effect of limiting the Company’s and/or Holdco’s ability to fund future growth and operations and increasing their respective exposure to risk during adverse economic conditions; the financial condition of the Company’s and Holdco’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; and the potential additional costs relating to any reviews, investigations or other proceedings by government authorities or shareholder actions.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Holdco will file a registration statement on Form S-4, including a joint proxy statement/prospectus of Holdco and Forbes, with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND FORBES ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Forbes in connection with the Forbes shareholder meeting. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by the Company, Forbes and Holdco with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) from www.superiorenergy.com under the tab “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company, Forbes and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the Company’s proxy statement relating to its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2019, and Forbes’ proxy statement relating to its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2019, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

2.1*

Agreement and Plan of Merger, dated as of December 18, 2019, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd. Spieth Newco, Inc., Spieth Merger Sub, Inc. and Fowler Merger Sub, Inc.

10.1

Voting and Support Agreement, dated as of December 18, 2019, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd., Ascribe Capital LLC and each of the other parties thereto.

10.2

Voting and Support Agreement, dated as of December 18, 2019, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd., Solace Capital Partners, L.P. and each of the other parties thereto.

10.3	Voting and Support Agreement, dated as of December 18, 2019, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd. and John E. Crisp.

10.4	Voting and Support Agreement, dated as of December 18, 2019, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd. and L. Melvin Cooper.

99.1	Press release dated December 18, 2019 announcing entry into the Merger Agreement.

99.2	Investor Presentation dated December 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

Date: December 18, 2019	By:	/s/ Westervelt T. Ballard, Jr.
	Name:	Westervelt T. Ballard, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

9